Exhibit 99.1

CORRECTING and REPLACING Cherokee Global Brands Reports Third
Quarter Fiscal 2018  Financial Results

•Consolidated revenues of $11.0 million; royalty revenues of $7.9  million

•GAAP net loss of $2.5 million; non-GAAP net loss of $740,000

•GAAP EPS of ($0.18); non-GAAP EPS of $(0.05)

•Adjusted EBITDA of $928,000

•Initiated guidance for fiscal year-ending February 2, 2019

SHERMAN OAKS, CA (December 6, 2017) — In a release issued under the same headline earlier today by Cherokee Global Brands (NASDAQ:CHKE), please note that in the first paragraph of the 'Credit Facility with Cerberus' section, the third sentence has been added to the release and the FY 2018 and FY 2019 guidance has been updated. The corrected release follows:

Cherokee Global Brands (NASDAQ: CHKE), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, today reported financial results for its fiscal 2018 third quarter ended October 28, 2017.

Non-GAAP Financial Measures

Amounts stated in this press release to be on a non-GAAP basis exclude the items that are described below under the heading “Note Regarding Use of Non-GAAP Financial Measures”.  Reconciliations of amounts on a GAAP basis to amounts on a non-GAAP basis are presented in tabular form later in this release under the heading “GAAP to Non-GAAP Financial Metrics.”

“We’re pleased to share meaningful progress across key business and financial objectives, including the amendment of our existing loan agreement with Cerberus,” commented Henry Stupp, chief executive officer. “Our amended agreement with Cerberus is a significant, positive development, to position us for profitable future growth.”

“In addition, we’ve taken actions to strengthen our financial and accounting capabilities and team leadership,” added Stupp.  “In collaboration with this team, we are working to ensure the timely filing of future quarterly reports as well as identify opportunities to enhance our operating and financial performance, with a particular emphasis on reducing expenses and growing cash flow.”

Mr. Stupp continued, “With the financial and operational integration of Hi-Tec behind us, we look forward to advancing our strategic vision for Cherokee Global Brands. In addition to servicing new and existing licensees, we’ve executed several new license agreements to expand the reach of our Cherokee, Tony Hawk, Hi-Tec, and Magnum brands into new markets and categories.  Most notably, we’re pleased to announce a pan-European license agreement for our Cherokee brand in over 10,000 locations and approximately 30 countries beginning early Fall 2018.  Our new license agreements are expected to generate meaningful new royalty streams beginning in fiscal 2019.”

Fiscal 2018 Third Quarter and Nine Month Financial Results

Consolidated GAAP revenues in the quarter were $11.0 million, and are comprised of royalty revenues and indirect product sales. Royalty revenues were $7.9 million compared with $6.5 million in the prior year period.

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Consolidated GAAP revenues for the nine month period of fiscal 2018 were $36.1 million, and are comprised of royalty revenues and indirect product sales. Royalty revenues were $22.7 million compared with $25.6 million in the prior year period.

GAAP selling, general and administrative expenses for the third quarter were $10.4 million, and include $2.2 million in operating expenses related to the integration of the Hi-Tec acquisition, compared to $7.7 million in the prior-year period. For the nine-month period, GAAP SG&A totaled $30.7 million compared to $20.0 million in the prior-year period.

Non-GAAP SG&A for the third quarter, which excludes the aforementioned Hi-Tec integration and certain accounting, legal, and professional fees, totaled $8.2 million. This compares to $5.3 million in the prior-year period. For the nine-month period, non-GAAP SG&A totaled $24.5 million compared to $16.2 million in the prior-year period.

GAAP operating loss for the third quarter totaled $1.7 million, compared with $1.2 million in the prior-year period. GAAP operating loss for the nine-month period totaled $4.7 million compared to GAAP operating income of $5.6 million in the prior-year period.

Non-GAAP operating income for the third quarter was $541,000, compared with $1.2 million in the prior-year period. Non-GAAP operating income for the nine-month period of fiscal 2018 totaled $1.4 million compared with $9.4 million in the prior-year period.

GAAP net loss for the third quarter was $2.5 million, or $0.18 per diluted share, compared to GAAP net loss of $873,000, or $0.10 per diluted share, in the prior-year period. For the nine-month period, GAAP net loss was $10.4 million, or $0.79 per diluted share, compared to GAAP net income of $3.2 million, or $0.37 per diluted share in the prior-year period.

Non-GAAP net loss for the third quarter was $740,000, or $0.05 per diluted share, compared to Non-GAAP net income of nearly $700,000, or $0.08 per diluted share, in the prior-year period.  For the nine-month period, non-GAAP net loss totaled $2.2 million, or $0.17 per diluted share. This compares to non-GAAP net income of $5.6 million, or $0.64 per diluted share in the prior-year period.

Adjusted EBITDA for the third quarter was $928,000, compared to $1.6 million in the prior-year period. For the nine-month period, the company reported an adjusted EBITDA of $2.8 million, compared to Adjusted EBITDA of $10.5 million in the prior-year period.

At October 28, 2017, the Company had cash and cash equivalents of $4.6 million.

Fiscal 2018 Outlook

The Company is adjusting its previously issued guidance for the fiscal year 2018 ending February 3, 2018 as follows:

•Gross profit is expected to be in the range of $34-37 million.

•Adjusted EBITDA is expected to be in the range of $6-9 million.

Fiscal 2019 Outlook
Cherokee Global Brands is providing guidance for the fiscal 2019 year ending February 2nd, 2019 as follows:

•Gross profit is anticipated to be in the range of $34-$39 million.

•Adjusted EBITDA is anticipated to be in the range of $7-11 million

The Company’s guidance for Fiscal 2018 and 2019, are based on current plans and expectations and are subject to a number of known and unknown uncertainties and risks, including those set forth under

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the Company’s safe harbor statement. This forecast is made as of the date of this release, and Company undertakes no obligation to update or amend this guidance whether as a result of new information, future events or otherwise.

Credit Facility with Cerberus

On November 10, 2017, the Company entered into an amendment of its senior secured credit facility with Cerberus. The Amendment includes a waiver of all defaults under the Cerberus Credit Facility arising from the Company’s failure to comply with financial covenants thereunder for the periods ended on or prior to July 29, 2017. The Amendment is expected to become effective upon the sale by Cerberus of participation interests in the credit facility, which is expected to occur on or before December 8, 2017.  As of October 28, 2017, the Company had approximately $48.4 million in principal amount of outstanding indebtedness owed under the Cerberus Credit Facility, all of which is due in December 2021.

Additional information and a full copy of the amendment are included in the Company's Form 10-Q filed tomorrow with the Securities and Exchange Commission.

Conference Call

The Company will host a conference call today at 5:30 a.m. PT / 8:30 a.m. ET. A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee Global Brands’ website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international) ten minutes prior to the start time. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s website at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be available through Wednesday, December 13, 2017 at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID: 13673883.

About Cherokee Inc.

Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor® and Flip Flop Shops®, a franchise retail chain, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license and franchise agreements with leading retailers and manufacturers that span over 110 countries in 12,000 retail locations and digital commerce.

Safe Harbor Statement

This news release may contain forward-looking statements regarding future events and the future performance of Cherokee. Forward-looking statements in this press release include, without limitation, express or implied statements regarding: the Company’s forecasted operating results for fiscal years 2018 and 2019; the effectiveness of the amendment to the Company’s credit facility with Cerberus; the Company’s expectations regarding its new and existing license agreements and the performance of its licensees thereunder; the Company’s ability to sustain necessary liquidity and grow its business; the anticipated impact of the additions to its accounting staff; and anticipated market developments and opportunities.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: the amendment to the Cerberus credit facility will not become effective as anticipated; the Company and its partners will not achieve the results anticipated in the statements made in this release; global economic conditions and the financial condition of the apparel and retail industry and/or

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adverse changes in licensee or consumer acceptance of products bearing the Company’s brands may lead to reduced royalties; the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the Company’s dependence on a select group of licensees for most of the Company’s revenues makes us susceptible to changes in those organizations; and the Company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service.   The risks included here are not exhaustive. Other risks and uncertainties are described in our annual report on Form 10-K filed on May 18, 2017, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC we make from time to time, including the preliminary prospectus supplement that we filed in connection with the offering described herein. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP SG&A, non-GAAP operating income, adjusted EBITDA and non-GAAP net income, may be considered non-GAAP financial measures. Cherokee believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding expenses relating to integration of Hi-Tec, restructuring charges, professional fees and stock compensation charges that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the headings “GAAP to Non-GAAP Financial Metrics“.

Investor Contact:

Cherokee Global Brands

Jason Boling, CFO

818-908-9868

Addo Investor Relations

Laura Bainbridge/Patricia Nir

310-829-5400

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CHEROKEE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

	October 28,	January 28,
	2017	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,589	$8,378
Receivables	13,202	21,873
Other receivables	1,661	3,292
Income taxes receivable	3,892	1,020
Inventory, net	1,189	1,567
Prepaid expenses and other current assets	2,037	5,010
Total current assets	26,570	41,140
Intangible assets, net	105,606	106,193
Goodwill	15,645	15,794
Deferred tax asset	—	—
Property and equipment, net	1,125	1,311
Other assets	30	1,578
Total assets	$148,976	$166,016
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued payables	$14,745	$26,736
Current portion of long term debt	45,036	1,241
Related party Ravich loan	1,500	3,896
Deferred revenue—current	2,087	7,015
Accrued compensation payable	553	935
Income taxes payable—current	—	347
Total current liabilities	63,921	40,170
Long term liabilities:
Deferred tax liability	9,637	7,718
Income taxes payable—non-current	4,041	3,041
Long term debt	—	41,595
Other non-current	3,150	1,174
Total liabilities	80,749	93,698
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 13,951,066 shares issued and outstanding at October 28, 2017 and 12,951,284 issued and outstanding at January 28, 2017	279	259
Additional paid-in capital	72,938	66,612
Retained earnings (accumulated deficit)	(4,990)	5,414
Accumulated other comprehensive income	—	33
Total stockholders’ equity	68,227	72,318
Total liabilities and stockholders’ equity	$148,976	$166,016

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CHEROKEE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2017	2016	2017	2016
Royalty revenues	$7,882	$6,495	$22,734	$25,646
Indirect product sales	3,155	—	13,373	—
Total revenues	11,037	6,495	36,107	25,646
Cost of goods sold	2,321	—	10,159	—
Gross profit	8,716	6,495	25,948	25,646
Selling, general and administrative expenses	10,191	7,476	29,884	19,366
Amortization of intangible assets	204	229	673	683
Restructuring charges	—	—	121	—
Operating (loss) income	(1,679)	(1,210)	(4,730)	5,597
Other income (expense):
Interest expense	(1,706)	(152)	(4,806)	(514)
Other income (expense), net	(24)	—	(203)	78
Total other expense, net	(1,730)	(152)	(5,009)	(436)
(Loss) income before income taxes	(3,409)	(1,362)	(9,739)	5,161
Income tax provision	(889)	(489)	665	1,936
Net (loss) income	$(2,520)	$(873)	$(10,404)	$3,225
Net (loss) income per common share attributable to common stockholders:
Basic (loss) earnings per share	$(0.18)	$(0.10)	$(0.79)	$0.37
Diluted (loss) earnings per share	$(0.18)	$(0.10)	$(0.79)	$0.37
Weighted average common shares outstanding attributable to common stockholders:
Basic	13,792	8,713	13,244	8,719
Diluted	13,792	8,713	13,244	8,759

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GAAP TO NON-GAAP FINANCIAL METRICS

Unaudited

(amounts in thousands, except percentages and per share amounts)

	Three months ended		Nine months ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Royalty revenues	$7,882	$6,495	$22,734	$25,646
Indirect product sales	$3,155	$—	$13,373
Total Revenues	$11,037	$6,495	$36,107	$25,646
Cost of goods sold	$2,321	$—	$10,159
GAAP Gross profit	$8,716	$6,495	$25,948	$25,646

Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	10,395	7,705	30,678	20,049
Professional fees	2,220	2,448	6,170	3,813
Non-GAAP selling, general and administrative expenses	$8,175	$5,257	$24,508	$16,236
GAAP selling, general and administrative expenses as a percentage of total revenues	94%	119%	85%	78%
Non-GAAP selling, general and administrative expenses as a percentage of revenue	74%	81%	68%	63%

Operating income:
GAAP Operating income (loss)	(1,679)	(1,210)	(4,730)	5,597
Professional fees	2,220	2,448	6,170	3,813
Non-GAAP Operating income (loss)	$541	$1,238	$1,440	$9,410
GAAP Operating income as a percentage of total revenues	(15)%	(19)%	(13)%	22%
Non-GAAP Operating income as a percentage of revenue	5%	19%	4%	37%

Net income:
GAAP Net income	(2,521)	(873)	(10,405)	3,225
GAAP Tax Provision	(889)	(489)	665	1,936
Professional fees	2,220	2,448	6,170	3,813
Other expense	24	—	287	—
Adjusted Tax Benefit (Provision)	426	(390)	1,062	(3,366)
Non-GAAP Net income	$(740)	$696	$(2,221)	$5,608
GAAP Diluted earnings per share	$(0.18)	$(0.10)	$(0.79)	$0.37
Non-GAAP Diluted earnings per share	$(0.05)	$0.08	$(0.17)	$0.64
Weighted average diluted shares outstanding:	13,792	8,713	13,244	8,759

EBITDA:
GAAP Net Income (loss)	(2,521)	(873)	(10,405)	3,225
Interest expense	1,706	152	4,806	514
Other expense	24	—	287	(78)
Tax Provision	(889)	(489)	665	1,936
Depreciation and amortization	388	366	1,233	1,076
EBITDA	(1,292)	(844)	(3,414)	6,673
Professional fees	2,220	2,448	6,170	3,813
Adjusted EBITDA	$928	$1,604	$2,756	$10,486
Adjusted EBITDA as a percentage of revenue	8%	25%	8%	41%

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